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                                                                  EXHIBIT 10.111


                              FIRST AMENDMENT TO
                       AGREEMENT RELATING TO EMPLOYMENT
                              AND STOCK OWNERSHIP


     This First Amendment to Agreement Relating to Employment and Stock Ownership (this "Amendment Agreement") is dated as of January 13, 1999, is made
                 --------- ---------
by and between IMPAC Group, Inc., a Delaware corporation, with its principal executive offices at 1950 North Ruby Street, Melrose Park, Illinois 60160-1178 (the "Company"), and Robert Eliason (the "Employee"), and amends that certain
      -------                             --------
Agreement Relating to Employment and Stock Ownership dated as of March 12, 1998, by and between the Company and the Employee (the "Employment Agreement").
                                                  ---------- ---------

     WHEREAS, this Amendment Agreement is being entered into in connection with
(a) the letter agreement dated as of January 7, 1999 between the Company, the Employee and the other current or former officers and employees named therein (the "January Letter Agreement"), and (b) the Company's Fourth Amended and
      ------- ------ ---------
Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the "Charter Amendment"); and
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     WHEREAS, pursuant to the Charter Amendment, certain additional restrictions are being placed on the Company's ability to make payments in cash of the repurchase price for Shares (as defined in the Employment Agreement) being repurchased by the Company under the terms of the Employment Agreement;

     WHEREAS, in the January Letter Agreement the Employee and the Company agreed to enter in this Amendment Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

     1. Definitions. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Employment Agreement.

     2. Amendments. Effective as of January 13, 1999, the Employment Agreement shall be amended as follows:

     2.1. Section 1 (Definitions) shall be amended by adding the following new definitions in the appropriate alphabetical order:

     "Subordinating Agreement" has the meaning specified in Section 5.1(a)
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hereof."
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     2.2.  Section 5.1(a) shall be amended by deleting it in its entirety, and substituting therefor the following:

     "(a)  Repurchase Terms.  Notwithstanding any provision to the contrary in
     Section 4 above, the Co-Managers and the Company shall be entitled to complete the repurchase of such Shares by delivering to the Employee the purchase price as follows in the event of a Termination of Employment by the Company for Cause or voluntarily by the Employee without Good Reason:
     (x) in cash, in an amount equal to the number of shares being purchased multiplied by the lesser of (i) the Original Price Per Share and (ii) the Market Price Per Share; and (y) a promissory note in the original principal amount of the balance, if any, of the repurchase price. Unless otherwise required by any of the Company's or any of its Subsidiaries' agreements with its or their lenders, any promissory note delivered pursuant to this
     Section 5.1 shall (i) bear interest at the Prime Rate as published from time to time in the "Wall Street Journal", (ii) provide for the payment of the principal evidenced thereby in not more than twelve (12) equal quarterly installments commencing three (3) months after such repurchase,
     (iii) be subordinated to the Company's indebtedness to its lenders on terms satisfactory to such lenders, and (iv) provide for the payment in full of the principal evidenced thereby upon any Disposition Event or Public Offering. Notwithstanding any provision to the contrary in Section 4 above, if the Company is prohibited by the terms of the Company's Charter, as in effect from time to time, or any of the Company's or any of its Subsidiaries' agreements with its or their lenders (including, without limitation, the Company's senior credit agreement with Bank of America National Trust & Savings Association, as Agent, and the Indenture with respect to the Company's Senior Subordinated Notes) (with the Charter and any such agreement each being referred to herein as a "Subordinating
                                                            -------------
     Agreement") from making any payments of any portion of the repurchase price
     ---------
     for any of the Shares in cash, the Company shall be entitled to complete the repurchase of such Shares as to which payment of the repurchase price in cash is not so prohibited by delivering to the Employee a check for the repurchase price thereof. The Company further shall be entitled to complete the repurchase of the other Shares to be repurchased by it, or any portion thereof, on the first date on which such payment is not so prohibited by any applicable Subordinating Agreement, provided that if the closing date of such repurchase is more than six (6) months after the Employee's Termination of Employment, then, if the repurchase price for the Shares is based on the Market Value Per Share, the repurchase price shall be calculated based on the Market Value Per Share as of the date of such closing instead of as of the date of the Employee's Termination of Employment. The Company agrees that in the event that it is permitted by the terms of any Subordinating Agreement to repurchase shares of its Common Stock in cash, it shall promptly exercise its rights to complete any such repurchase delayed pursuant to this Section 5.1(a), provided that any such repurchase shall be pro rata with all other such delayed repurchases (but not including any
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     repurchases required to be completed in installments pursuant to the first sentence of this Section 5.1(a))."

     3.  Miscellaneous.

     (a) No Other Amendment. Except as otherwise expressly provided by this Amendment Agreement, all of the terms, conditions and provisions of the Employment Agreement shall continue in full force and effect. This Amendment Agreement and the Employment Agreement shall be read and construed as one instrument.

     (b) Counterparts. This Amendment Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same agreement. In pleading or proving this Amendment Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     (c) Captions. The captions of sections or subsections of this Amendment Agreement are for reference only and shall not affect the interpretation or construction of this Amendment Agreement.

     (d) Construction. The language used in this Amendment Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (e) Governing Law. This Amendment Agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, as applied to contracts under seal made, and entirely to be performed, within Pennsylvania, and without reference to principles of conflicts or choice of law.
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     IN WITNESS WHEREOF, each of the Company and the Employee has executed and delivered this First Amendment to Agreement Relating to Employment and Stock Ownership as an agreement under seal as of the date first above written.

COMPANY:                                IMPAC GROUP, INC.



                                        By /s/ David C. Underwood
                                           ----------------------------
                                        Name:  David C. Underwood
                                        Title: Chief Financial Officer


Employee:                               By /s/ Robert Eliason
                                           ----------------------------
                                        Name:  Robert Eliason